TRIMAINE HOLDINGS, INC.

                EXHIBIT 21 - SUBSIDIARIES OF THE REGISTRANT


                                                       Shareholding at Year End
Name of Subsidiary     Jurisdiction of Incorporation           (Direct)
------------------     -----------------------------   ------------------------

Inverness Enterprises  Province of British Columbia,            100%
  Ltd.                             Canada